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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Acusphere, Inc. and subsidiaries on Form S-3 of our report dated March 15, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of certain procedures to financial statement amounts in connection with a reverse stock split for the period from inception (July 12, 1993) to December 31, 2000 that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such procedures) appearing in the Annual Report on Form 10-K of Acusphere, Inc. and subsidiaries for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 7, 2004

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  Exhibit 23.02